United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(734,740)
Unrealized Gain (Loss) on Market Value of Futures	1,043,050
Dividend Income	59
Interest Income	445
Total Income (Loss)	$308,814

Expenses
General Partner Management Fees	$10,303
Brokerage Commissions	1,665
NYMEX License Fee	257
Non-interested Directors' Fees and Expenses	214
Prepaid Insurance Expense	125
Other Expenses	10,602
Total Expenses	23,166
Expense Waiver	(8,034)
Net Expenses	$15,132
Net Income (Loss)	$293,682

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/13	$20,586,542
Net Income (Loss)	293,682

Net Asset Value End of Month	$20,880,224
Net Asset Value Per Unit (550,000 Units)	$37.96

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612